Exhibit 99.1

STABILIS SOLUTIONS ANNOUNCES FIRST QUARTER 2026 RESULTS

Houston, May 6, 2026 — Stabilis Solutions, Inc., (“Stabilis” or the “Company”) (Nasdaq: SLNG), a leading provider of clean fueling, production, storage, and last mile delivery solutions, today announced financial results for the first quarter ended March 31, 2026.

FIRST QUARTER 2026 HIGHLIGHTS

●	Secured a $200 million, 2-year LNG supply contract for behind-the-meter power generation at a U.S. data center, commencing Q1 2027
●	31% year-over-year growth in aerospace revenues
●	Maintained development progress on the proposed Galveston LNG facility and dedicated Jones Act bunker barge while pursuing additional offtake to support FID
●	Revenues of $10.4 million; Net loss of ($4.1) million; Adjusted EBITDA of ($0.7) million
●	Cash flow from operations of $12.4 million, including $15.0 million of advance payments from customers
●	$13.7 million of cash (including $10.6 million restricted) and $3.5 million of availability under credit agreements as of March 31, 2026

MANAGEMENT COMMENTARY

“First quarter results were expectedly soft following the completion of two long-term contracts late last year; however, our commercial progress during the quarter gives us further confidence in the earnings trajectory of the business,” stated Casey Crenshaw, Executive Chairman and Interim President & Chief Executive Officer. “We are building momentum in our core markets and expect results to significantly improve during the second half of 2026 as we capitalize on strong demand for our small-scale LNG and delivery solutions.”

“Demand remains robust in our aerospace and industrial markets, where we saw strong year-over-year growth in aerospace revenues in the first quarter,” continued Crenshaw. “We are also finalizing several commercial opportunities, including additional behind-the-meter solutions for data centers that we expect to commence in the second quarter of this year. As we prepare for these and the ramp-up of our large data center contract in early 2027, we believe we are well positioned to serve this attractive market, which aligns closely with our LNG logistics, delivery and service capabilities.”

“We believe that our Galveston LNG project will be among the lowest cost, and most shovel ready sources of LNG for Gulf Coast bunkering,” concluded Crenshaw. “We remain committed to the project and are in active discussions with potential customers on additional offtake arrangements as we continue to advance the project. We continue to see substantial opportunities to create value with our existing asset base as we meet growing demand for small-scale LNG across a diverse set of end markets.”

FINANCIAL PERFORMANCE SUMMARY

Revenue for the first quarter of 2026 was $10.4 million, a decrease of 40.2% compared to the first quarter of 2025. The decrease in revenue compared to the prior year period was primarily attributable to the completion of contracts in the marine and power generation sectors, partly offset by higher commodity prices and growth in aerospace and industrial sector volumes.

Net loss for the first quarter of 2026 was ($4.1) million, or ($0.22) per diluted share, compared to a loss of ($1.6) million or ($0.09) per diluted share, in the first quarter of 2025. When compared to the prior year period, net income reflects lower revenues, $1.5 million in vessel charter expenses associated with a marine vessel the Company is in the process of subchartering, partly offset by a $2.1 million decrease in selling, general and administrative expenses.

Cash flow from operations was $12.4 million for the first quarter of 2026, compared to $1.0 million in the first quarter of last year, primarily reflecting $15.0 million in advance payments from a customer associated with a contract expected to begin in early 2027. Adjusted EBITDA (a non-GAAP financial measure) for the first quarter of 2026 was ($0.7) million, compared to $2.1 million, in the year ago quarter. The decrease in Adjusted EBITDA year-over-year is primarily attributable to the completion of two large multi-year contracts during the fourth quarter of 2025.

FIRST QUARTER 2026 CONFERENCE CALL AND WEBCAST

Stabilis will host a conference call on Thursday May 7, 2026, at 9:00 a.m. ET to review the Company’s financial results and conduct a question-and-answer session.

A webcast of the conference call will be available in the Investor Relations section of the Company’s corporate website at https://investors.stabilis-solutions.com/events. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	833-316-1983
International Live:	785-838-9310
Conference ID:	SLNGQ126

To listen to a replay of the teleconference, which will be available through May 14, 2026:

Domestic Live:	800-839-2475
International Live:	402-220-7220

ABOUT STABILIS SOLUTIONS

Stabilis Solutions is a leading provider of clean fueling, production, storage, and last mile delivery solutions to multiple end markets. To learn more, visit www.stabilis-solutions.com.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended. Any actual results may differ from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “can,” “believes,” “feels,” “anticipates,” “expects,” “could,” “will,” “plan,” “may,” “should,” “predicts,” “potential”, “outlook” and similar expressions are intended to identify such forward-looking statements.

Such forward-looking statements relate to future events or future performance, but reflect our current beliefs, based on information currently available. Most of these factors are outside our control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include, among other things: the future performance of Stabilis, future demand for and price of LNG, availability and price of natural gas, unexpected costs, availability, timing and terms of financing, ability to achieve the conditions precedent to the marine bunkering and other agreements, ability to achieve additional offtake necessary for FID for the planned LNG liquefaction facility and other commercial contracts, construction delays or cost overruns, regulatory or other legal impediments, and general economic conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the Risk Factors in Item 1A of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2026 which is available on the SEC’s website at www.sec.gov or on the Investors section of our website at www.stabilis-solutions.com. All subsequent written and oral forward-looking statements concerning Stabilis, or other matters attributable to Stabilis, or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Stabilis does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Stabilis Solutions, Inc. and Subsidiaries

Selected Consolidated Operating Results

(Unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Revenues:
Revenues	$10,379	$13,273	$17,338
Operating expenses:
Cost of revenues	10,012	9,994	12,788
Change in unrealized gain on natural gas derivatives	—	(19)	(84)
Selling, general and administrative expenses	2,796	2,342	4,933
Gain from disposal of fixed assets	—	(38)	(103)
Impairment	71	—	—
Depreciation expense	1,785	1,776	1,867
Total operating expenses	14,664	14,055	19,401
Loss from operations before equity income	(4,285)	(782)	(2,063)
Net equity income from foreign joint venture operations	227	546	368
Loss from operations	(4,058)	(236)	(1,695)
Other income (expense):
Interest income (expense), net	25	(87)	21
Other income (expense), net	(37)	5	(12)
Total other income (expense)	(12)	(82)	9
Net loss before income tax expense (benefit)	(4,070)	(318)	(1,686)
Income tax expense (benefit)	6	(56)	(88)
Net loss	$(4,076)	$(262)	$(1,598)

Net loss per common share:
Basic and diluted per common share	$(0.22)	$(0.01)	$(0.09)

EBITDA	$(2,310)	$1,545	$160
Adjusted EBITDA	$(672)	$1,526	$2,069

Stabilis Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except share and per share data)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$3,082	$7,459
Restricted cash and cash equivalents	10,636	—
Accounts receivable, net	3,978	3,130
Inventories, net	295	342
Prepaid expenses and other current assets	1,559	1,976
Total current assets	19,550	12,907
Property, plant and equipment:
Cost	130,567	125,613
Less accumulated depreciation	(74,448)	(72,666)
Property, plant and equipment, net	56,119	52,947
Goodwill	4,314	4,314
Investments in foreign joint ventures	12,628	11,946
Right-of-use assets and other noncurrent assets	22,549	996
Total assets	$115,160	$83,110
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,008	$4,750
Accrued liabilities	3,133	2,859
Current portion of long-term notes payable	1,643	1,931
Current portion of finance and operating lease obligations	11,189	417
Total current liabilities	20,973	9,957
Long-term notes payable, net of current portion and debt issuance costs	5,458	5,755
Deferred revenue, noncurrent	14,667	—
Long-term portion of operating lease obligations	11,056	726
Total liabilities	52,154	16,438
Commitments and contingencies
Stockholders’ equity:
Common stock; $0.001 par value, 37,500,000 shares authorized, 18,596,301 and 18,596,301 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	19	19
Additional paid-in capital	103,644	103,644
Accumulated other comprehensive income	420	10
Accumulated deficit	(41,077)	(37,001)
Total stockholders’ equity	63,006	66,672
Total liabilities and stockholders’ equity	$115,160	$83,110

Stabilis Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Cash flows from operating activities:
Net loss	$(4,076)	$(262)	$(1,598)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,785	1,776	1,867
Stock-based compensation expense	—	—	447
Provision for credit losses	—	—	7
Gain on disposal of assets	—	(38)	(103)
Income from equity investment in joint venture	(267)	(546)	(417)
Impairment	71	—	—
Amortization of debt issuance cost	27	27	20
Cash settlements from natural gas derivatives, net	—	—	163
Realized and unrealized gains on natural gas derivatives, net	—	—	(84)
Changes in operating assets and liabilities:
Accounts receivable	(848)	3,770	1,540
Prepaid expenses and other current assets	458	(135)	423
Accounts payable and accrued liabilities	398	(3,972)	(1,229)
Deferred revenue	15,000	—	—
Other	(131)	49	(11)
Net cash provided by operating activities	12,417	669	1,025
Cash flows from investing activities:
Acquisition of fixed assets	(5,268)	(3,142)	(487)
Proceeds from sale of fixed assets	—	—	211
Proceeds from notes receivable, related to prior sale of Brazil operations	—	226	—
Net cash used in investing activities	(5,268)	(2,916)	(276)
Cash flows from financing activities:
Payments on short- and long-term notes payable and finance leases	(805)	(603)	(671)
Payment of debt issuance costs	(84)	—	(42)
Employee tax payments from stock-based withholding	—	—	(17)
Net cash used in financing activities	(889)	(603)	(730)
Effect of exchange rate changes on cash	(1)	4	(3)
Net increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	6,259	(2,846)	16
Cash, cash equivalents and restricted cash and cash equivalents, beginning of period	7,459	10,305	8,987
Cash, cash equivalents and restricted cash and cash equivalents, end of period	$13,718	$7,459	$9,003

Non-GAAP Measures

Our management uses EBITDA and Adjusted EBITDA to assess the performance and operating results of our business. EBITDA is defined as Earnings before Interest (includes interest income and interest expense), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for certain special items that occur during the reporting period, as noted below. We include EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of our operating performance. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income (loss) as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definition of EBITDA and Adjusted EBITDA may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies. The following table provides a reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (in thousands).

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Net loss	$(4,076)	$(262)	$(1,598)
Depreciation	1,785	1,776	1,867
Interest expense (income), net	(25)	87	(21)
Income tax (benefit) expense	6	(56)	(88)
EBITDA	(2,310)	1,545	160
Extraordinary vessel charter costs, net	1,491	—	—
Impairment and other	147	—	—
Executive severance costs	—	—	2,096
Gain on disposal of fixed assets or settlement	—	—	(103)
Change in unrealized loss (gain) on natural gas derivatives	—	(19)	(84)
Adjusted EBITDA	$(672)	$1,526	$2,069

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Investor Contact:

Andrew Puhala

Chief Financial Officer

832-456-6502

ir@stabilis-solutions.com